UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  April 15, 2008

BRIDGE BANCORP, INC.
(Exact name of the registrant as specified in its charter)

New York	000-18546	11-2934195
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2200 Montauk Highway
Bridgehampton, New York	11932
(Address of principal executive offices)	(Zip Code)

(631) 537-1000
(Registrant’s telephone number)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c)

Item 2.02	Results of Operations and Financial Condition.

On April 16, 2008, Bridge Bancorp, Inc. issued a press release reporting the unaudited earnings results for the first quarter 2008, a copy of which is attached as Exhibit 99.2 of this Current Report on Form 8-K and incorporated herein by reference.  The information furnished under Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.2 , shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended.

Item 7.01	Regulation FD Disclosure.

Bridge Bancorp, Inc. announced today that it has filed an application to have its shares of common stock listed on The NASDAQ Stock Market. Bridge Bancorp, Inc., with assets of approximately $600 million, is the publicly-held holding company for Bridgehampton National Bank, which was established in 1910.  The Company’s stock is currently traded on the Over-the-Counter Bulletin Board, which is an electronic market owned and operated by NASDAQ.  The shares trade under the symbol “BDGE”.  A copy of the press release announcing the application is attached hereto as Exhibit 99.1.  The information furnished under this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended.

Item 9.01	Financial Statements and Exhibits.

(a)	Not Applicable.

(b)	Not Applicable.

(c)	Not Applicable.

(d)	Exhibits.

Exhibit No.                                                      Exhibit

99.1	Press Release dated April 15, 2008

99.2	Press Release dated April 16, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bridge Bancorp, Inc.
(Registrant)

By: /s/ Kevin M. O’Connor
Kevin M. O’Connor
President and Chief Executive Officer

Dated:  April 17, 2008